Exhibit 10.19

QUEENSLAND LAND REGISTRY	LEASE/SUB LEASE	Form 7 Version 6
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 1 of 41

Dealing Number

OFFICE USE ONLY
Privacy Statement

Collection of this information is authorized by the Land Title Act 1994 the Land Act 1994 and the Water Act 2000 and is used to maintain the publicly searchable registers in the land registry and the water register. For more information about privacy in NR&W see the department’s website.

1.	Lessor	Lodger (Name, address, E-mail & phone number)	Lodger

	Garrels Investments Pty Ltd		Code 23
	ACN 072 966 057 as trustee under instrument no. 701441864	Corrs Chambers Westgarth
Lawyers
1 Eagle Street
BRISBANE QLD 4000
MBaldwin
(07) 3228 9751 9039550
prime.legal@corrs.com.au

2.	Lot on Plan Description		County	Parish	Title Reference
	Lot 88 on CP WD807033		Ward	Nerang	50132198

3.	Lessee	Given names	Surname/Company name and number	(include tenancy if more than one)

Peplin Operations Pty Ltd
ACN 093 317 367

4.	Interest being leased

Fee Simple

5.	Description of premises being leased

The whole of the land

6.	Term of lease		7.	Rental/Consideration

	Commencement date: 1 June 2007			See Enlarged Panel
Expiry date: 31 May 2012
#Options:
#Insert nil if no option or insert option period (eg 3 years or 2 x 3 years)

8.	Grant/Execution

The Lessor leases the premises described in item 5 to the lessee for the term stated in item 6 subject to the covenants and conditions contained in the attached schedule

Witnessing officer must be aware of his/her obligations under section 162 of the Land Title Act 1994

signature		Garrels Investments Pty Ltd ACN 072 966 057

full name		/s/ [ILLEGIBLE]
Director

qualification		/s/ [ILLEGIBLE]
	28/5/07	Director/Secretary
Witnessing Officer	Execution Date	Lessor’s Signature
(Witnessing officer must be in accordance with Schedule 1 of Land Title Act 1994 eg Legal Practitioner, JP, C Dec)

9.	Acceptance

The lessee accepts the lease and acknowledges the amount payable or other considerations for the lease.

Peplin Operations Pty Ltd ACN 093 317 367
/s/ William Haoville	signature
William Haoville	full name		/s/ Peter James Welburn
Real Estate Agent	qualification		Name: Peter James Welburn
Authorised officer

/s/ David James Baillie Smith
Name: David James Baillie Smith
		28/5/07	Authorised officer
Witnessing Officer		Execution Date	Lessee’s Signature
(Witnessing officer must be in accordance with Schedule 1 of Land Title Act 1994 eg Legal Practitioner, JP, C Dec)

QUEENSLAND LAND REGISTRY	ENLARGED PANEL	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 2 of 41

Title Reference 50132198

This is the Enlarged Panel referred to in Item 7 of the Lease

7. Rental/Consideration

Part A – Rent and Rent Reviews

CPI and Market only

A.1	Further definitions

In this Lease unless the contrary intention appears:

Appointment Date means the date the person appointed under clauses A.11 or A.12 gives to the last of the Landlord and the Tenant the Notice under clause A.14(d) that the person agrees to act as Valuer.

Australian Institute of Valuers means the Queensland Division of the Australian Institute of Valuers and Land Economists.

CPI Number means the All Groups Consumer Price Index Number for the City of Brisbane as determined by the Australian Bureau of Statistics or other authority or instrumentality having jurisdiction in the matter.

Criteria means the matters described in clause A.16.

Current Market Rent means the amount per annum equivalent to the current market rental value of the Premises as at a relevant Market Review Date based on the Criteria.

Indexation Review Date means the date (and if more than one, each of the dates) specified in the schedule.

Landlord’s Assessment means the Landlord’s assessment of the Current Market Rent as specified in the Landlord’s Notice.

Landlord’s Notice means a written notice given by the Landlord to the Tenant under clause A.6.

Market Review Date means the date (and if more than one each of the dates) specified in the schedule and at the election of the Landlord the first day of any holding over period.

Market Review Area means the location described in the schedule.

Notice of Appointment means a written notice given by the Landlord to the person appointed as Valuer, under clause A.13.

Notice of Nomination means a written notice given by the Landlord to the Tenant under clause A.11(b).

Notice of Rejection means a written notice given by the Tenant to the Landlord strictly in accordance with clause A.11(c).

Notice of Selection means a written notice given by the Landlord to the Tenant under clause A.12.

President’s Notice means a written notice given by the president or other principal officer of the Australian Institute of Valuers to each of the Landlord and the Tenant under clause A.12.

Quarter means any three month period ending on 31 March, 30 June, 30 September or 31 December (as the case may be).

Review Date means each Indexation Review Date and each Market Review Date.

QUEENSLAND LAND REGISTRY	ENLARGED PANEL	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 3 of 41

Title Reference 50132198

Tenant’s Notice means a written notice given by the Tenant to the Landlord strictly in accordance with clause A.8.

Valuer means a person appointed under clause A.11 or clause A.12 to determine the Current Market Rent who complies with clause A.14.

A.2	Consumer Price Index Review

The Base Rent shall be reviewed on each Indexation Review Date to an amount being the greater of:

(a)	104% of the Base Rent payable immediately preceding the relevant Indexation Review Date; and

(b)	an amount calculated under the following formula:

A =	(B x C)
D

Where:

A means the Base Rent payable on and from the relevant Indexation Review Date.

B means the Base Rent payable immediately preceding the relevant Indexation Review Date.

C means the CPI Number for the Quarter immediately preceding the relevant Indexation Review Date.

D means the CPI Number for the Quarter immediately preceding the later of the Commencement Date and the Review Date which immediately precedes the relevant Indexation Review Date.

A.3	Modification of CPI Number

If:

(a)	the CPI Number or the method or manner of computation of the CPI Number is modified at any time in a substantial or significant manner;

(b)	the CPI Number is discontinued or abandoned; or

(c)	for any reason it is not possible to calculate the Base Rent under clause A.2(b),

the amount under clause A.2(b) shall be calculated based upon the index or criteria nominated by the Australian Bureau of Statistics, on the application of the Landlord as best measuring the variation in the cost of living in the City of Brisbane for the period in question or, if the Australian Bureau of Statistics does not nominate such index or criteria within 20 Business Days after application by the Landlord, based upon such index or criteria nominated by a practising member in Queensland of the Institute of Chartered Accountants in Australia appointed by the Landlord.

QUEENSLAND LAND REGISTRY	ENLARGED PANEL	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 4 of 41

Title Reference 50132198

A.4	Indexation Interim Base Rent

Pending the calculation under clause A.2 the Base Rent payable by the Tenant from the relevant Indexation Review Date shall be the amount referred to in clause A.2(a). That amount shall be payable as Base Rent until any calculation under clause A.2(b) has effect. If the amount calculated under clause A.2(b) is greater than the amount referred to in clause A.2(a) the Tenant shall pay to the Landlord on demand the amount being the difference between the amount paid since the relevant Indexation Review Date and the amount which would have been payable had the amount so calculated been the amount paid from the relevant Indexation Review Date.

A.5	Market Review

The Base Rent shall be reviewed on each Market Review Date to an amount being the greater of:

(a)	the Base Rent payable immediately preceding the Market Review Date; and

(b)	the Current Market Rent.

The determination of Current Market Rent shall take place under clauses A.6 to A.21.

A.6	Landlord’s Notice

The Landlord may, at any time prior to six months before a Market Review Date, give a Landlord’s Notice advising the amount of the Landlord’s Assessment. If a Landlord’s Notice is not given within the requisite period, the Base Rent payable on and from the relevant Market Review Date shall be the amount referred to in clause A.5(a).

A.7	Market Interim Base Rent

Unless and until there is agreement or a determination to the contrary under clauses A.8 to A.17, the Base Rent payable shall be the amount referred to in clause A.5(a). Upon any agreement or determination to the contrary clause A.19 or clause A.20, as required, shall apply.

A.8	Tenant’s Notice

The Tenant may within 20 Business Days after the date the Landlord’s Notice is given, by a Tenant’s Notice, dispute that the Landlord’s Assessment is the Current Market Rent. Time is of the essence of this clause A.8.

A.9	Purpose of provisions

If a Tenant’s Notice is given, the Landlord and the Tenant shall each use their best endeavours in good faith to implement clauses A.10 to A.15 so as to provide an inexpensive and expeditious method of determining the Current Market Rent.

QUEENSLAND LAND REGISTRY	ENLARGED PANEL	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 5 of 41

Title Reference 50132198

A.10	Determination of dispute by agreement

If a Tenant’s Notice is given, the Landlord and the Tenant shall endeavour to agree upon the Current Market Rent within ten Business Days of the Tenant’s Notice being given.

A.11	Agreed appointment of Valuer

(a)	If the Landlord and the Tenant do not agree upon the Current Market Rent under clause A.10 within the period referred to in clause A.10, the determination of the Current Market Rent shall be referred to a Valuer appointed under this clause A.11.

(b)	The Landlord must promptly give a Notice of Nomination to the Tenant nominating a person as the Valuer.

(c)	The Tenant may within ten Business Days after the date the Notice of Nomination is given, by a Notice of Rejection dispute that the person named in the Notice of Nomination is the Valuer and nominate a person as the Valuer. Time is of the essence of this clause A.11(c).

(d)	If a Notice of Rejection is not given, the person named in the Notice of Nomination shall be the Valuer.

(e)	If:

(i)	a Notice of Nomination is not given within 20 Business Days after the expiry of the period referred to in clause A.10; or

(ii)	a Notice of Rejection is given,

the Landlord and the Tenant shall endeavour to agree upon the Valuer for the determination of the Current Market Rent. If within ten Business Days after:

(iii)	the 20 Business Day period referred to in clause A.11(e)(i); or

(iv)	the date the Notice of Rejection is given,

the Landlord and the Tenant do not agree on the Valuer to be appointed such Valuer shall be appointed under clause A.12.

A.12	Alternate appointment of Valuer

(a)	If:

(i)	a Valuer is not appointed under clause A.11;

(ii)	the Valuer appointed under clause A.11 does not comply with clause A.14; or

(iii)	the Valuer appointed under clause A.11 does not comply with clause A.15,

the Landlord or the Tenant may at any time request the president or other principal officer for the time being of the Australian Institute of Valuers to immediately give a President’s Notice nominating not less than three persons, who comply with clauses A.14(a), A.14(b) and A.14(c),

QUEENSLAND LAND REGISTRY	ENLARGED PANEL	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 6 of 41

Title Reference 50132198

to act as the Valuer. The President’s Notice shall not include the person named in the Notice of Nomination or the person named in the Notice of Rejection.

(b)	The Landlord shall within ten Business Days of the date the President’s Notice is given, by a Notice of Selection appoint one of the persons nominated in the President’s Notice as the Valuer. If a Notice of Selection is not given within such ten Business Day period the person first nominated in the President’s Notice shall be the Valuer.

(c)	If:

(i)	the President’s Notice includes the person named in the Notice of Nomination or the person named in the Notice of Rejection; or

(ii)	the Valuer appointed under this clause A.12 does not comply with clause A.14 or clause A.15,

the Landlord or the Tenant may at any time and from time to time again request the president or other principal officer of the Australian Institute of Valuers to immediately give a further President’s Notice.

A.13	Notice of Valuer’s appointment

Upon the appointment of a person under clause A.11 or clause A.12 as the Valuer the Landlord shall immediately give a Notice of Appointment notifying the person so appointed of the appointment. The Landlord shall not be required to give a Notice of Appointment if the person appointed as Valuer has previously agreed to act in conformity with clauses A.15 and A.16 by written notice to the Landlord and the Tenant. The Landlord shall deliver to that person with the Notice of Appointment, a copy of this Lease. The Landlord shall immediately give a copy of the Notice of Appointment to the Tenant.

A.14	Validation of Valuer’s appointment

The appointment of a person as the Valuer shall not have any force or effect unless the person appointed:

(a)	at all times during the currency of the appointment is a member of the Australian Institute of Valuers;

(b)	has, as at the date of the appointment, not less than five years personal practice as a valuer carrying out valuations of premises used for the Permitted Use, the last of which involved from time to time valuations of such premises in the Market Review Area;

(c)	at all times during the currency of the appointment is not prohibited or restricted from undertaking such determination; and

(d)	agrees to act in conformity with clauses A.15 and A.16 by written notice to the Landlord and the Tenant either before the Notice of Appointment is given or within five Business Days after the date the Notice of Appointment is given.

QUEENSLAND LAND REGISTRY	ENLARGED PANEL	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 7 of 41

Title Reference 50132198

A.15	Determination by Valuer

The Valuer shall determine the Current Market Rent. The Valuer shall act as an expert and not as an arbitrator and any Statute relating to arbitration shall not apply. The Landlord and the Tenant may make written submissions to the Valuer as to the Current Market Rent within ten Business Days from the Appointment Date. The Valuer shall make a determination of the Current Market Rent within 20 Business Days from the Appointment Date based on the Criteria. The Valuer shall give to the Landlord and the Tenant within such 20 Business Day period written notice of the Current Market Rent so determined and the basis upon which such determination was made.

A.16	Criteria for determining the Current Market Rent

(a)	Current Market Rent shall be assessed, agreed or determined:

(i)	having regard to the current market rental as at the relevant Market Review Date of any comparable premises in the Market Review Area, whether that current market rental has been agreed or determined upon a review of the rent payable or upon the grant of a demise in respect of those comparable premises;

(ii)	assuming that the Premises can be put to the highest and best use possible at the relevant Market Review Date under the zoning of the Land and any consents under the relevant town plan (from time to time) whether or not that use is the same as the Permitted Use or the Tenant’s Business;

(iii)	having regard to the period which shall elapse between the relevant Market Review Date and the next Market Review Date or, if there is no further Market Review Date, the Expiry Date;

(iv)	having regard to the length of the whole of the Term;

(v)	assuming, if the Building is destroyed or damaged on or prior to the relevant Market Review Date, that the Building has been restored at such date under the Provisions;

(vi)	having regard to the Provisions; and

(vii)	having regard to any other matter which may be relevant to the determination unless excluded or negatived under this clause A.16. If the Current Market Rent is determined by the Valuer, the Valuer’s decision as to what matters are relevant shall be binding upon the Landlord and the Tenant.

(b)	In assessing, agreeing upon or determining the Current Market Rent the following matters shall be disregarded so that the Current Market Rent is assessed, agreed upon or determined without any reduction on account of such matters:

(i)	any period of rent abatement or reduction or other concession, inducement or arrangement, of whatsoever nature, agreed to secure in whole or in part a tenant of any premises in the Market Review Area;

(ii)	any period of rent abatement or reduction or other concession, inducement or arrangement, of whatsoever nature, agreed to secure in whole or in part the demise to the Tenant of the Premises;

QUEENSLAND LAND REGISTRY	ENLARGED PANEL	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 8 of 41

Title Reference 50132198

(iii)	any breach by the Tenant of any Provision on the Tenant’s part which may adversely affect the condition or rental value of the Premises. If the Current Market Rent is determined by the Valuer, the Valuer’s decision as to what breaches shall be disregarded shall be binding on the Landlord and the Tenant;

(iv)	any alterations made to the Premises by the Tenant which may affect the condition or rental value of the Premises including alterations by Nutratec Pty Ltd ACN 102 473 781 and/or the Tenant under this Lease or the Previous Lease in fitting out or otherwise altering the Premises. If the Current Market Rent is determined by the Valuer, the Valuer’s decision as to what alterations shall be disregarded pursuant to this clause, shall be binding upon the Landlord and the Tenant;

(v)	the fact that part of the Term has elapsed as at the relevant Market Review Date;

(vi)	any rent, fee or money received by any person under any sub-lease, sub-tenancy or occupation arrangement in respect of the Premises (other than this Lease); and

(vii)	the value of any goodwill attributable to the Tenant’s Business or any fixtures or fittings within the Premises owned, hired or leased (other than from the Landlord) by the Tenant.

A.17	Agreement or determination to be binding

If the Current Market Rent agreed upon or determined under clauses A.8 to A.16 is greater than the amount referred to in clause A.5(a), the Current Market Rent so agreed or determined shall be immediately binding upon the Landlord and the Tenant and shall be the Base Rent payable by the Tenant on and from the date calculated under clause A.6.

A.18	Costs of determination

The Landlord and the Tenant shall pay their own costs of and incidental to the agreement or determination of the Current Market Rent. The costs of the Valuer shall be paid equally by the Landlord and the Tenant.

A.19	Landlord to refund any excess

If the Current Market Rent agreed upon or determined under clauses A.8 to A.16 is greater than the amount referred to in clause A.5(a) and is less than the amount payable under clause A.7 the Landlord shall, upon such agreement being reached or such determination being made:

(a)	refund to the Tenant the amount being the difference between the amount paid since the date calculated under clause A.6 and the amount which would have been payable had the amount so agreed or determined been the amount paid from the date calculated under clause A.6; or

(b)	hold such amount on account of any other money payable by the Tenant under the Provisions.

A.20	Tenant to pay deficiency

If the Current Market Rent agreed upon or determined under clauses A.8 to A.16 is greater than the amount payable under clause A.7 the Tenant shall pay to the Landlord on demand the amount being the

QUEENSLAND LAND REGISTRY	ENLARGED PANEL	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 9 of 41

Title Reference 50132198

difference between the amount paid since the date calculated under clause A.6 and the amount which would have been payable had the amount so agreed or determined been the amount paid from the date calculated under clause A.6.

A.21	Base Rent modification

For the purposes of this part A in the calculation of the Base Rent payable immediately preceding any Review Date there shall be disregarded any reduction in the amount of that Base Rent due to any agreement between the Landlord and the Tenant whether under the Provisions or elsewhere in respect of any rent free period or rent reduction period or due to any abatement of rent, suspension of the obligation to pay rent, or the delay in any prior review of the Base Rent.

QUEENSLAND LAND REGISTRY	SCHEDULE	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 10 of 41

Title Reference 50132198

Contents

1	Part 1 - Definitions		14
	1.1	Definitions	14

2	Part 2 - Interpretation		16
	2.1	Statutes and regulations	16
	2.2	Persons include bodies corporate	16
	2.3	Number and gender	16
	2.4	Bodies and associations	16
	2.5	Implied covenants	16
	2.6	Headings	16
	2.7	Derivatives	16
	2.8	Execution as deed	16
	2.9	Independent obligation	16
	2.10	Severally bound	16
	2.11	Severability	17
	2.12	Governing law	17
	2.13	Clauses, provisions, parts, schedules, plans and items	17
	2.14	Bind all signatories	17
	2.15	General references	17

3	Part 3 - General provisions		17
	3.1	Managing agent	17
	3.2	Payment of money	17
	3.3	Statement of money owing	17
	3.4	Holding over	18
	3.5	No partnership	18
	3.6	Landlord	18
	3.7	Trustee capacity	18
	3.8	Moratorium negatived	18
	3.9	Jurisdiction	18
	3.10	Notices	19
	3.11	Consent of Landlord	20
	3.12	Tenant’s risk and expense	20
	3.13	Time for performance	20
	3.14	Measurement of areas	20
	3.15	Guarantee and indemnity	20
	3.16	No caveat by Tenant	20
	3.17	Power of attorney	20
	3.18	Tenant not to permit or suffer prohibited matters	21
	3.19	Entire agreement	21
	3.20	Preservation of accrued rights	21
	3.21	Registration	21

4	Part 4 - Base Rent		21
	4.1	Payment of Base Rent	21
	4.2	Broken periods	21

5	Part 5 - Electricity gas water and other charges		21
	5.1	Charges for electricity	21

QUEENSLAND LAND REGISTRY	SCHEDULE	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 11 of 41

	5.2	Charges for gas	21
	5.3	Charges for water	22
	5.4	Additional rent due to alterations	22
	5.5	Reimbursement due to alterations	22
	5.6	Special services	22
	5.7	Council cleansing dues	22
	5.8	Fire equipment alteration	22
	5.9	Costs of Lease	22
	5.10	Stamp duties	22
	5.11	Costs of re-entry and consents	23

6	Part 6 - Equipment		23
	6.1	Source of light and power	23
	6.2	Electrical overloading	23
	6.3	Failure of services	23
	6.4	Maintenance contracts	24
	6.5	Evidence of contracts	24
	6.6	Tenant not to void contract	24
	6.7	Tenant’s maintenance contracts	24
	6.8	Tenant’s maintenance contract payments	24

7	Part 7 - Use of Premises		24
	7.1	Permitted Use	24
	7.2	Compliance with statutes	24
	7.3	Licences and permits	24
	7.4	Offensive or illegal conduct	25
	7.5	Use of appurtenances	25
	7.6	Protection from theft or robbery	25
	7.7	Cleaning	25
	7.8	Garden maintenance	25
	7.9	Rodents and vermin	25
	7.10	Structural overloading	25
	7.11	Compliance with fire regulations	25
	7.12	Suitability of Premises	25
	7.13	Smoking	25

8	Part 8 - Maintenance and repair of Premises		26
	8.1	Condition of Premises	26
	8.2	Inspection by Landlord	26
	8.3	Painting	26
	8.4	Notice of Damage	26

9	Part 9 - Alterations to and damage or destruction of Premises		26
	9.1	No alteration without consent	26
	9.2	Alterations required by statute	27
	9.3	Abatement of Rent and suspension of covenant to repair	27
	9.4	Landlord may terminate or reinstate	27
	9.5	Tenant may terminate if no reinstatement	27
	9.6	Surrender on termination	28
	9.7	Arbitration of disputes	28

QUEENSLAND LAND REGISTRY	SCHEDULE	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 12 of 41

10	Part 10 - Reservations		28
	10.1	Right of entry	28
	10.2	Resumptions	29
	10.3	Grant of easements	29

11	Part 11 - Liabilities and indemnities		29
	11.1	Release of Landlord	29
	11.2	Interruption of services	30
	11.3	Tenant to notify the Landlord	30
	11.4	Indemnities	30

12	Part 12 - Insurances		30
	12.1	Tenant’s insurances	30
	12.2	Evidence of insurance	30
	12.3	Tenant not to void insurance	30
	12.4	Tenant’s insurance policies	31
	12.5	Tenant’s insurance premiums	31
	12.6	Landlord’s insurances	31
	12.7	Landlord’s insurance policies	31

13	Part 13 - Assignment sub-letting and mortgages		31
	13.1	Restriction on assignment and sub-letting	31
	13.2	Corporate ownership	33
	13.3	Trustee ownership	33
	13.4	Restriction on mortgaging lease	33
	13.5	Restriction on leasing or mortgaging fixtures	33

14	Part 14 - Landlord’s title		33
	14.1	Quiet enjoyment	33
	14.2	Landlord’s successors and assigns	33

15	Part 15 - Tenant’s default		34
	15.1	Definition of default	34
	15.2	Forfeiture of Lease	34
	15.3	Essential terms	35
	15.4	Damages	35
	15.5	Repudiation	35
	15.6	Interest on overdue money	36
	15.7	Non-waiver	36
	15.8	Waiver not to constitute licence	36
	15.9	Acceptance of money not waiver	36
	15.10	Tender after termination	36
	15.11	Landlord may rectify	36
	15.12	Removal of contents	37

16	Part 16 - Tenant’s property		37
	16.1	Tenant to yield up	37
	16.2	Tenant’s right to remove property	37
	16.3	Tenant’s obligation to remove property	37
	16.4	Landlord’s right to remove property	37
	16.5	Abandoned fittings and goods	37

QUEENSLAND LAND REGISTRY	SCHEDULE	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 13 of 41

17	Part 17 - Performance security		38
	17.1	Bank guarantee	38
	17.2	Security deposit	38
	17.3	Claim on performance security	38

18	Part 18 - Option for renewal		38
	18.1	Conditions of exercise of Option	38
	18.2	Grant of Option Term	38
	18.3	Execution of Lease	39

19	GST		39
	19.1	Interpretation	39
	19.2	Consideration GST exclusive	39
	19.3	Payment of GST	39
	19.4	Timing of GST payment	39
	19.5	Tax invoice	39
	19.6	Adjustment event	39
	19.7	Reimbursements	40

QUEENSLAND LAND REGISTRY	SCHEDULE	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 14 of 41

Title Reference 50132198

This is the schedule referred to in the Lease dated

1	Part 1 — Definitions

1.1	Definitions

In this Lease unless the contrary intention appears:

Agreement means the written agreement (if any) for the grant and acceptance of this Lease as described in the schedule.

Air Conditioning Equipment means all plant and equipment in the Premises used for the production and reticulation of chilled water or conditioned or circulating air and includes, without limitation, all compressors, condensers, chiller sets, pumps, pipework, switchboards, wiring, thermostats, controls, cooling towers, air handling units and duct work but does not include any air conditioning equipment owned, hired or leased (other than from the Landlord) by the Tenant.

Alteration Percentage means the percentage specified in the schedule.

Appurtenances means all plant and equipment, water closets, lavatories, grease traps, plumbing, water apparatus, wash basins, bathrooms, gas fittings, fences, partitions, electrical and communication fittings, apparatus and other services contained in the Premises and includes, without limitation, the Equipment, Air Conditioning Equipment and Fire Equipment. The expression includes any part of the Appurtenances.

Bank Guarantee means an irrevocable undertaking by a bank approved by the Landlord to pay an amount or amounts of money to the Landlord upon demand, without recourse to the Tenant, and containing such terms as the Landlord may think fit.

Base Rent means the amount per annum specified in the schedule as varied from time to time under the Provisions.

Building means the buildings and structures which form part of the Premises together with any modification, extension or alteration made from time to time to those buildings or structures and includes, without limitation, all Appurtenances for the Building. The expression includes any part of the Building.

Business Day means any day other than a Saturday, Sunday or public holiday appointed throughout the State of Queensland.

Claims means actions, demands, losses, injuries, damages, suits, judgments, injunctions, orders, decrees, costs and expenses of every description and includes, without limitation, consequential losses and damages.

Commencement Date means the first date specified in item 6 of the form 7 and repeated in the schedule.

Corporations Act means the Corporations Act 2001 (Cth) and the Corporations Regulations made under it, as amended from time to time.

Council means the local authority or the council as constituted under either the Local Government Act 1993 within the area (as defined by that legislation) in which the Premises are located.

Equipment means all plant and equipment in the Premises and includes, without limitation, the Air Conditioning Equipment and Fire Equipment but does not include any plant and equipment owned, hired or leased by the Tenant.

Expiry Date means the second date specified in item 6 of the form 7 and repeated in the schedule.

Fire Equipment means all stop cocks, hydrants, fire hoses, alarms, fire sprinkler systems or other fire prevention, extinguishing, warning or control equipment in the Premises.

QUEENSLAND LAND REGISTRY	SCHEDULE	Form 20 Version 2
Land Title Act 1994, Land Act 1994 and Water Act 2000		Page 15 of 41

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Incoming Tenant means the proposed assignee, transferee, sub-tenant or other occupant under any dealing under clause 13.1 and for the purposes of clauses 13.1(a), (b), (c), (d), (e), (i) and (j), includes, without limitation, any person or persons referred to in clauses 13.2 and 13.3.

Land means the land described in item 2 of the form 7.

Landlord means, subject to clause 3.6, the lessor specified in item 1 of the form 7 and repeated in the schedule and its successors and assigns.

Lease means the lease of which this schedule forms part and includes, without limitation, the form 7 and all plans, appendices, forms and annexures comprising this Lease.

Managing Agent means the managing agent (if any) appointed from time to time by the Landlord to manage the Premises.

Option Exercise Period means the period (if any) described in the schedule.

Option Term means the period (if any) specified in the schedule commencing on the day after the Expiry Date.

Permitted Use means the use specified in the schedule.

Premises means the premises described in item 5 of the form 7 and includes, without limitation, all buildings and other structures and improvements erected or to be erected on the Land and all Appurtenances, floor coverings, and other objects, fittings, fixtures and chattels installed or located from time to time in the Premises but does not include chattels owned, hired or leased (other than from the Landlord) by the Tenant. The expression includes any part of the Premises. The address of the Premises is specified in the schedule.

Previous Lease means the lease between the Landlord and Nutratec Pty Ltd ACN 102 473 781 dated 1 June 2005, as assigned to the Tenant.

Provisions means any term, covenant, condition, proviso, stipulation, restriction, obligation, power, right, remedy or like provision of this Lease, whether express or implied, whether positive or negative and whether personal or running with the land.

Public Liability Amount means the amount specified in the schedule.

Security Amount means the amount specified in or the amount calculated in the manner described in the schedule.

Statute means all statutes and all subordinate legislation thereunder whether specifically named or otherwise.

Tenant means the lessee specified in item 3 of the form 7 and repeated in the schedule and includes:

(a)	if the Tenant is a corporation, its successors and permitted assigns; and

(b)	if the Tenant is a natural person, his personal representatives, successors and permitted assigns and each of their personal representatives.

Tenant’s Business means the business carried on from the Premises.

Term means the period specified in the schedule commencing on the Commencement Date and expiring by effluxion of time on the Expiry Date.

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2	Part 2 — Interpretation

2.1	Statutes and regulations

Reference to a Statute extends to any statute amending consolidating or replacing the same. Reference to a Statute shall be a reference to a Queensland statute unless otherwise specifically provided.

2.2	Persons include bodies corporate

Words importing persons include bodies corporate and government and semigovernment authorities and departments.

2.3	Number and gender

Words importing the singular number include the plural and vice versa. Words importing the masculine include the feminine and neuter genders and vice versa.

2.4	Bodies and associations

Reference to the Council, the Queensland Law Society Incorporated, the Australian Institute of Valuers, Australian Securities Exchange Limited, Building Owners and Managers Association of Australia Limited and any other corporation, authority, association or body whether statutory or otherwise, if any such corporation, authority, association or body ceases to exist or is reconstituted re-named or replaced or the powers or functions thereof are transferred to any other corporation, authority, association or body shall be a reference to the corporation, authority, association or body which in the opinion of the Landlord is established or constituted in lieu thereof or as nearly as may be succeeding to the powers or functions thereof.

2.5	Implied covenants

Any covenants implied by law (statutory or otherwise) are not negated but are deemed to have been modified (where so permitted) to the extent of any inconsistency with the Provisions.

2.6	Headings

Any headings and the list of contents contained in this Lease have been included for ease of reference only. This Lease shall not be construed or interpreted by reference to such headings or list of contents.

2.7	Derivatives

Derivatives of any term or expression defined by this Lease shall have a corresponding meaning.

2.8	Execution as deed

This Lease is expressed by the Tenant in accepting this Lease to be executed by the Tenant as a deed and to be sealed by the Tenant and to be unconditionally delivered.

2.9	Independent obligation

The respective obligations of the Landlord and the Tenant under the Provisions shall be construed as if each such obligation is a separate and independent covenant made by one party in favour of the other party and continuing (unless otherwise specifically required) throughout the Term and thereafter so long as the same remains to be performed.

2.10	Severally bound

Where two or more persons are Landlord or Tenant the Provisions shall bind each of them jointly and severally.

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2.11	Severability

The Provisions shall be construed, to the fullest extent permitted by law, so as not to be invalid, illegal or unenforceable in any respect. If a Provision is invalid, illegal or unenforceable:

(a)	that Provision shall, to the fullest extent permitted by law, be read down to the extent that it is not invalid, illegal or unenforceable, but if such Provision cannot be read down, it shall be deemed to be void and severable as if it were not a part of this Lease; and

(b)	the remaining Provisions shall not be affected or impaired.

Paragraph (a) of this clause shall have no effect if:

(c)	the application of such paragraph alters the basic nature of this Lease; and

(d)	the Landlord makes an express election that such paragraph shall have no effect.

2.12	Governing law

Notwithstanding the residence or domicile of any party to this Lease, this Lease shall be governed by and construed in all respects in accordance with the law of Queensland.

2.13	Clauses, provisions, parts, schedules, plans and items

Reference to a form, clause, provision, part, schedule, annexure shall be a reference to that form clause, provision, part, schedule, annexure in this Lease unless otherwise specifically provided.

2.14	Bind all signatories

This Lease shall bind each of the signatories to the full extent provided under the Provisions notwithstanding that one or more of the persons named as Tenant has not executed or may never execute this Lease or that the execution of this Lease by any one or more of such persons (other than the persons sought to be made liable) is or may become void or voidable.

2.15	General references

Reference to a month shall be a reference to a calendar month. Reference to writing shall be a reference to printing, painting, engraving, typewriting, lithography, photography and any other mode of representing or reproducing words in a visible form in the English language.

3	Part 3 — General provisions

3.1	Managing agent

The Landlord may appoint from time to time an agent to manage the Premises. The Managing Agent so appointed shall represent the Landlord in all matters relating to this Lease except insofar as the Landlord shall otherwise direct. Any communication from the Landlord to the Tenant shall to the extent of any inconsistency supersede any communication from the Managing Agent to the Tenant.

3.2	Payment of money

Any money payable by the Tenant to the Landlord shall be paid without any deduction whatsoever to the Landlord or to such person on behalf of the Landlord or to the credit of the Landlord as the Landlord may direct in writing from time to time.

3.3	Statement of money owing

A statement by the Landlord as to any money payable by the Tenant under the Provisions shall be prima facie evidence of the amount payable.

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3.4	Holding over

If the Tenant with the Landlord’s prior consent remains in occupation of the Premises after the Expiry Date the Tenant shall in the absence of any express contrary agreement hold the Premises as tenant from month to month. The Tenant shall pay a monthly rental equal to the Base Rent payable monthly as at the Expiry Date. The monthly tenancy shall otherwise be in accordance with the Provisions so far as they can be applied to a monthly tenancy including, without limitation, the provisions for variation of Base Rent but without the benefit of any option to renew. The monthly rent shall be paid monthly in advance. The tenancy may be terminated by the Tenant by giving not less than two months prior written notice given at any time and taking effect at any time in accordance with such notice. The monthly tenancy may be terminated by the Landlord by giving not less than two months prior written notice given at any time and taking effect at any time in accordance with such notice.

3.5	No partnership

The Landlord is not and does not in any way become a partner of or a joint venturer with the Tenant in the conduct of the Tenant’s Business or otherwise.

3.6	Landlord

The person vested from time to time with the reversion of this Lease shall be liable for the performance of the Provisions on the Landlord’s part during such time as such person is vested with the reversion of this Lease. From the date on which such person is no longer vested with the reversion of this Lease, such person shall be released and discharged from the future performance of the Provisions on the Landlord’s part.

3.7	Trustee capacity

If on or subsequent to the Commencement Date the Premises are held by the Tenant upon the terms of any trust or are subject to any trust (all or any of which trusts are called in this clause Trust ) and whether or not the Landlord is aware of the Trust:

(a)	the Tenant accepts this Lease both as trustee of the Trust and in its personal capacity. The Tenant is personally liable for the performance observance and fulfilment of the Provisions on the Tenant’s part;

(b)	in the event of any unremedied default under the Provisions on the Tenant’s part the Tenant shall take all necessary steps and proceedings to ensure that the assets of the Trust are made available for the purpose of rectifying such default and compensating the Landlord for Claims in respect of such default. The Tenant shall assign to the Landlord upon demand all rights of indemnity which the Tenant may have against the assets of the Trust; and

(c)	the Tenant covenants that the Tenant has power and authority to enter into this Lease under the Trust and that the entering into of this Lease by the Tenant is in the due administration of the Trust.

3.8	Moratorium negatived

Unless application is mandatory by law any Statute order or moratorium shall not apply to this Lease so as to prejudicially affect rights, powers, remedies or discretions of the Landlord.

3.9	Jurisdiction

Any proceedings arising under the Provisions or in respect of this Lease shall be instituted and determined before a court of competent jurisdiction in such place in Queensland as the Landlord may nominate in writing from time to time.

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3.10	Notices

(a)	A written notice, demand, waiver, approval, consent, communication, statement or other document in connection with this Lease (in this clause Notice) may:

(i)	in the case of a Notice given by the Landlord be signed under the common seal of the Landlord or the Managing Agent or under the hand of any director, attorney, solicitor, manager, secretary or other authorised officer for the time being of the Landlord or the Managing Agent; and

(ii)	in the case of a Notice given by the Tenant be signed under the common seal of the Tenant or under the hand of any director, attorney, solicitor, manager, secretary or other authorised officer for the time being of the Tenant.

(b)	If a Managing Agent has been appointed by the Landlord any Notice to the Landlord is sufficiently served on or given to the Landlord if addressed to the Landlord and:

(i)	served personally on;

(ii)	sent by prepaid registered post, airmail if outside of Australia, to; or

(iii)	sent by facsimile to:

the Managing Agent at the Managing Agent’s principal place of business for the time being in Queensland or at such place as the Landlord may nominate in writing from time to time.

(c)	If a Managing Agent has not been appointed by the Landlord any Notice to the Landlord is sufficiently served on or given to the Landlord if addressed to the Landlord and:

(i)	served personally on;

(ii)	sent by prepaid registered post, airmail if outside Australia, to; or

(iii)	sent by facsimile to:

the Landlord at the Landlord’s principal place of business for the time being in Queensland or at such place as the Landlord may nominate in writing from time to time.

(d)	Any Notice to the Tenant is sufficiently served on or given to the Tenant if addressed to the Tenant and:

(i)	served personally on;

(ii)	sent by prepaid post, airmail if outside Australia, to; or

(iii)	sent by facsimile to:

the Tenant at:

(i)	such place as the Tenant may nominate from time to time for the service or delivery of Notices; or

(ii)	the Tenant’s registered office.

(e)	If the Tenant is more than one person the service or giving of a Notice under clause 3.10(d) on or to any one such person is deemed to be service on all such persons.

(f)	A Notice sent by post, registered post or facsimile is taken to be received:

(i)	in the case of a letter sent by post or registered post on the second Business Day after posting if posted in Australia and on the fifth Business Day after posting if posted outside Australia;

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(ii)	in the case of a facsimile on production of a transmission report by the machine from which the facsimile was sent which indicates the facsimile was sent in its entirety to the facsimile number of the recipient if produced before 5.00pm on a Business Day, otherwise on the next Business Day.

For the purpose of clause 3.10(f)(ii) the time referred to is the time in the place to which the Notice is sent.

(g)	Unless a later time is specified in the Notice, a Notice takes effect from the time it is actually received or taken to be received.

(h)	Section 257 of the Property Law Act 1974 does not apply to this Lease.

3.11	Consent of Landlord

Where under the Provisions the Landlord’s consent is required such consent may be withheld or given with or without conditions by the Landlord in its absolute discretion unless otherwise specifically provided under the Provisions. The grant of any such consent must be in writing and if not in writing shall be of no effect.

3.12	Tenant’s risk and expense

The performance of any act, matter or thing which the Tenant is required or permitted to perform and the Tenant’s occupation and use of the Premises shall be at the sole risk and expense of the Tenant unless otherwise specifically provided under the Provisions.

3.13	Time for performance

Where either party is obliged to perform any act, matter or thing, that party shall fulfil such obligations:

(a)	within the time (if any) specified under the relevant Provision; or

(b)	if no time is specified under the relevant Provision, within a reasonable time.

3.14	Measurement of areas

Unless the contrary intention appears, where it is necessary to measure any area including, without limitation, the area of the Building, the measurement shall be in accordance with the BOMA Method of Measurement. The expression “BOMA Method of Measurement” means the method for the measurement of buildings utilized by the Building Owners and Managers Association of Australia Limited (State Division) at the Commencement Date for premises of the nature of the Premises. If no such method exists then the expression means such method as the Landlord may select from time to time as the most appropriate.

3.15	Guarantee and indemnity

Intentionally deleted.

3.16	No caveat by Tenant

The Tenant shall not lodge a caveat affecting the Land.

3.17	Power of attorney

The Tenant irrevocably nominates and appoints the Landlord and each and every one of the Landlord’s directors in Queensland jointly and severally as the attorney of the Tenant to:

(a)	execute, stamp and register a surrender of this Lease or any lease granted under part 18; and

(b)	execute, stamp and register a withdrawal of any caveat lodged in respect of the Land.

This power of attorney shall not become exercisable by the Landlord unless the Tenant defaults in the observance or performance of one or more of the Provisions on the Tenant’s part.

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3.18	Tenant not to permit or suffer prohibited matters

Wherever under the Provisions the Tenant is prohibited from doing any act matter or thing the Tenant is also prohibited from permitting or suffering such act matter or thing.

3.19	Entire agreement

The Provisions and the Agreement contain the entire agreement between the Landlord and the Tenant. There are no other collateral agreements between the Landlord and the Tenant relating to the Premises notwithstanding any negotiations or discussions between the Landlord and the Tenant prior to execution of this Lease.

3.20	Preservation of accrued rights

The termination of this Lease (whether by effluxion of time or otherwise):

(a)	shall not affect the operation of the Provisions expressed or implied to have effect after such termination; and

(b)	shall be without prejudice to any right accrued to either party in respect of any breach of this Lease by the other party unless otherwise specifically provided under the Provisions.

3.21	Registration

(a)	The Tenant shall attend to registration and payment of lodgement fees.

(b)	The Landlord and Tenant shall do all things necessary to register this Lease and, if exercised, the lease or extension of lease documents for the Option Term.

4	Part 4 — Base Rent

4.1	Payment of Base Rent

The Tenant shall pay to the Landlord without any demand the Base Rent as determined under the Provisions by equal monthly instalments in advance on or before the 25th day of each month. The first instalment shall be paid on or before the Commencement Date.

4.2	Broken periods

If the Term commences on a day other than the first day of a month or if this Lease is terminated (whether by effluxion of time or otherwise) on a day other than the last day of a month the Tenant shall pay to the Landlord in respect of such broken periods on the first day of such broken period a proportionate part of the Base Rent calculated by multiplying the Base Rent by the number of days in the broken period and dividing by 365.

5	Part 5 — Electricity gas water and other charges

5.1	Charges for electricity

The Tenant shall pay all charges for electricity consumed in the Premises to the assessing authority on or before the due date for payment if assessed directly against the Tenant but otherwise to the Landlord upon demand.

5.2	Charges for gas

The Tenant shall pay all charges for gas consumed in the Premises to the assessing authority on or before the due date for payment if assessed directly against the Tenant but otherwise to the Landlord upon demand within 21 days of demand.

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5.3	Charges for water

If a separate water meter is at any time installed to record the water consumed in the Premises the Tenant shall pay the meter rental (if any) and all charges for water consumed in the Premises to the assessing authority on or before the due date for payment if assessed directly against the Tenant but otherwise to the Landlord within 21 days of demand.

5.4	Additional rent due to alterations

Intentionally deleted.

5.5	Reimbursement due to alterations

If the Landlord effects any alterations or additions to the Premises which may be requested by the Tenant and consented to by the Landlord, the Tenant shall pay to the Landlord within 21 days of demand, the total cost to the Landlord of construction of such works including, the reasonable fees paid to architects, quantity surveyors, engineers and other consultants.

5.6	Special services

The Tenant shall pay to the Landlord within 21 days of demand, the amount of any reasonable additional or unusual costs charges and expenses incurred by the Landlord at the request of the Tenant in providing any special, additional or unusual services for the Tenant.

5.7	Council cleansing dues

If the Council provides any cleansing or refuse service for the Premises (whether at the request of the Tenant or by requirement of the Council) the Tenant shall pay to the Council the cost of such service on or before the due date for payment if assessed directly against the Tenant but otherwise to the Landlord within 21 days of demand. The Landlord shall pay all general rates payable to the Council.

5.8	Fire equipment alteration

The Tenant shall pay to the Landlord within 21 days of demand the cost of any alteration to the Fire Equipment which is necessary by reason of the non-compliance by the Tenant with the recommendations of the Insurance Council of Australia Limited, any Statutory requirements or the insurance requirements of the Landlord.

5.9	Costs of Lease

The Tenant shall pay:

(a)	the legal costs of and incidental to the instructions for and the preparation and registration of this Lease, as incurred by the Tenant; and

(b)	the cost of any consent to the granting of this Lease including, any mortgagee’s consent, which shall be paid to the Landlord within 21 days of demand.

5.10	Stamp duties

The Tenant shall pay upon demand all stamp duties and other duties assessed from time to time (whether generally or against the Landlord or the Tenant) on or in respect of this Lease. The Tenant shall pay to the Landlord if demanded by the Landlord during the last three months of the Term the estimated amount of any stamp duty or other duties which would be payable after the expiration of the Term. The Tenant authorises the Landlord and the Landlord’s solicitor to make application for a refund of stamp duty or other duty and to apply such refund against any moneys owing by the Tenant to the Landlord. Any refund of stamp duty or other duty received shall belong to the party who bore the expense of that duty. The Landlord may apply for an assessment or reassessment of stamp duty or other duty with which this Lease is chargeable. Any such assessment or reassessment may be accepted by the Landlord. The Tenant

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shall not object to or appeal against the assessment or reassessment or the Landlord’s acceptance of the assessment or reassessment and shall pay upon demand any stamp duties or other duties assessed under such assessment or reassessment. If enquiries are made by any assessing authority with respect to determining the amount of stamp duty or other duty payable with respect to this Lease the Tenant shall pay to the Landlord upon demand the costs and expenses of the Landlord of and incidental to providing all information requested and to all other associated attendances and correspondence relating to the enquiries including, without limitation, the Landlord’s legal costs and disbursements. The Landlord’s legal costs shall be calculated on a solicitor and own client basis.

5.11	Costs of re-entry and consents

The Tenant shall pay to the Landlord upon demand the Landlord’s reasonable legal costs and disbursements in relation to:

(a)	the Tenant’s default or breach under the Provisions;

(b)	the termination or attempted termination of this Lease;

(c)	the re-entry or attempted re-entry by the Landlord into the Premises;

(d)	the surrender of this Lease (including any stamp duties and registration fees thereon);

(e)	any application for the consent of the Landlord or the Landlord’s mortgagee (including any stamp duty thereon) whether that consent is or is not granted;

(f)	any proceedings brought by the Landlord to enforce the performance by the Tenant of the Provisions on the Tenant’s part; and

(g)	any litigation to which the Landlord is made a party commenced by or against the Tenant (other than litigation between the Landlord and the Tenant) and arising directly or indirectly out of the Tenant’s use or occupation of the Premises.

6	Part 6 — Equipment

6.1	Source of light and power

The Tenant shall not use any form of light, power or heat other than electricity or gas supplied through meters. The Tenant may use auxiliary power or lighting (other than exposed flame) during any period of power failure or power restrictions.

6.2	Electrical overloading

The Tenant shall not install any electrical equipment on or in the Premises that may overload the cables switchboards or subboards through which electricity is conveyed to the Premises without the Landlord’s prior consent which must not be unreasonably withheld. If the Landlord grants such consent any alterations which are necessary to comply with the insurance requirements of the Landlord and the requirements of any relevant Statute shall be effected by the Landlord at the reasonable cost of the Tenant. The Tenant shall pay to the Landlord within 21 days of demand by the Landlord, the reasonable cost to the Landlord of such alterations.

6.3	Failure of services

The Landlord shall not be liable to the Tenant by reason of any breakdown or cessation of any services to the Premises except where due to any deliberate or negligent act or omission by the Landlord. Such breakdown or cessation shall not relieve the Tenant of the obligations to pay Base Rent or other moneys under the Provisions and otherwise to observe and perform the Provisions on the Tenant’s part.

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6.4	Maintenance contracts

If required by the Landlord from time to time, the Tenant shall effect at the date nominated by the Landlord and thereafter maintain a comprehensive maintenance and repair contract in respect of the Equipment or such components or items of the Equipment as may be reasonably nominated by the Landlord.

6.5	Evidence of contracts

The Tenant shall deliver to the Landlord within 21 days of demand from time to time a copy of each maintenance and repair contract effected or required to be effected by the Tenant under the Provisions.

6.6	Tenant not to void contract

The Tenant shall not do any act, matter or thing which may vitiate or render void or voidable any maintenance and repair contract effected or required to be effected by the Tenant under the Provisions.

6.7	Tenant’s maintenance contracts

All maintenance and repair contracts effected or required to be effected by the Tenant under the Provisions:

(a)	shall be effected with a contractor first approved by the Landlord, such approval not to be unreasonably withheld;

(b)	shall be for such services, shall cover such risks and shall contain such conditions as are reasonably acceptable to or reasonably required from time to time by the Landlord;

(c)	shall have no alterations without the Landlord’s prior consent which shall not be unreasonably withheld; and

(d)	if required by the Landlord from time to time shall be effected in the names of the Landlord, the Tenant, the Landlord’s mortgagee and any person having an interest in the Premises superior to that of the Landlord for their respective rights and interests.

6.8	Tenant’s maintenance contract payments

The Tenant shall pay to the contractor all charges payable in respect of any maintenance and repair contract effected by the Tenant under the Provisions on or before the due date for payment.

7	Part 7 — Use of Premises

7.1	Permitted Use

The Tenant shall use and occupy the Premises for the purpose of the Permitted Use. The Tenant shall not use the Premises for any purpose other than the Permitted Use without the Landlord’s prior consent.

7.2	Compliance with statutes

The Tenant shall promptly rectify any breach of any Statute relating to the Premises or the Permitted Use.

7.3	Licences and permits

The Tenant shall obtain maintain and renew from time to time as required by Statute all licences permits consents and registrations required for carrying on the Permitted Use and the Tenant’s Business including, without limitation, any town planning consent. The failure of the Tenant to comply with this clause shall not relieve the Tenant of the obligation to pay Base Rent or other money under the Provisions and otherwise to observe and perform the Provisions.

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7.4	Offensive or illegal conduct

The Tenant shall not carry on in the Premises any noxious, offensive or illegal business, occupation or practice nor shall the Tenant do any act or thing which may be a nuisance or annoyance or cause damage or disturbance to the Landlord or the occupiers of nearby land.

7.5	Use of appurtenances

The Tenant shall not use the Appurtenances for any purpose other than those for which they are provided and shall not place therein any sweepings rubbish rags or other deleterious substances. The Tenant shall not interfere with any Appurtenances without the Landlord’s prior consent.

7.6	Protection from theft or robbery

The Tenant shall take reasonable steps to protect and keep safe the Premises and any property contained in the Premises from theft, burglary or robbery.

7.7	Cleaning

The Tenant shall:

(a)	keep the Premises clean, having regard to the Permitted Use and shall not accumulate in or about the Premises any waste materials, except for the purpose of Permitted Use; and

(b)	clean any drains and water pipes on the Premises.

7.8	Garden maintenance

The Tenant shall mow the lawns and maintain the gardens at the Premises, subject to such water use restrictions as apply to the Premises from time to time.

7.9	Rodents and vermin

The Tenant shall keep the Premises free and clear of rodents, termites, cockroaches and other vermin.

7.10	Structural overloading

The Tenant shall observe the maximum floor loading nominated from time to time by the Landlord and shall not permit the floors of the Building to be broken strained or damaged by overloading the floors in any manner. The Tenant shall not load the partitions, walls, ceilings or roof structure of the Building without the Landlord’s prior consent, which shall not be unreasonably withheld.

7.11	Compliance with fire regulations

The Tenant shall take such precautions against fire in respect of the Premises as are required under any Statute or by the Council or relevant authorities or as shall be reasonably determined by the Landlord.

7.12	Suitability of Premises

The Landlord does not expressly or impliedly promise that the design, shape, size or finishes of the Premises are or shall remain fit, suitable or adequate for the purposes of the Tenant.

7.13	Smoking

The Tenant shall not smoke in the Premises.

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8	Part 8 — Maintenance and repair of Premises

8.1	Condition of Premises

The Tenant shall keep, maintain, service and repair the Premises including, without limitation, all floors, walls, ceilings and Appurtenances in the Premises in as good and efficient repair and condition as at the Commencement Date. The Tenant shall not be liable under this clause for any damage caused by fire, storm, flood, lightning, earthquake, tempest, act of God, riot, civil commotion, impact by aircraft or act of war and without any default, negligence or wilful act or omission on the part of the Tenant. Any such event shall not be excepted under this clause if any insurance moneys otherwise payable in relation to such event are irrecoverable through the default, negligence or wilful act or omission of the Tenant.

8.2	Inspection by Landlord

The Landlord and its servants, agents and contractors may at all reasonable times, enter upon and view the state of repair of the Premises upon giving not less than seven days prior written notice. The Landlord may leave upon the Premises a written notice requiring the Tenant to maintain, repair or replace within a reasonable time as specified in the notice any defects which are the responsibility of the Tenant. At all times whilst on the Premises the Landlord and its servants, agents and contractors must be accompanied by a representative of the Tenant and comply with all reasonable operating procedures of the Tenant and all reasonable directions of the Tenant with regard to health and safety matters.

8.3	Painting

During the last year of the Term, or in the event the Tenant exercises the Option for Renewal then, in the last year of the Option Term, the Tenant shall paint, repaint, clean or otherwise appropriately treat in a proper workmanlike manner and with materials and to standards reasonably determined by the Landlord, the walls ceilings and other parts of the Premises which have previously been painted, cleaned or otherwise so treated.

8.4	Notice of Damage

The Tenant shall give to the Landlord written notice of any damage sustained to the Premises or any defect in the Appurtenances.

9	Part 9 — Alterations to and damage or destruction of Premises

9.1	No alteration without consent

The Tenant shall not make any alterations or additions to the Premises without the Landlord’s prior consent which shall not be unreasonably withheld. If such consent is granted the Tenant shall observe and perform the conditions imposed by the Landlord when granting its consent and the following conditions:

(a)	the Tenant shall submit to the Landlord detailed drawings and specifications of the proposed works;

(b)	the proposed works shall be approved by the Landlord’s architect who in approving the proposed works or otherwise shall have regard to the manner in which and the extent to which the proposed works may affect the Premises;

(c)	the Tenant shall obtain the approval of the Council and any relevant authority to the proposed works in any case where such approval is required and shall produce evidence of such approval to the Landlord;

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(d)	the works shall be carried out by contractors who have current public liability insurance for an amount nominated by the Landlord to the Tenant and who shall be previously approved in writing by the Landlord;

(e)	the works shall be carried out in a proper and workmanlike manner to the satisfaction of the Landlord’s architect and if the Landlord so requires under the supervision of the Landlord’s architect;

(f)	the Tenant shall pay to the Landlord the reasonable costs and expenses of the Landlord’s architect and any other Landlord’s consultants relating to such approval (whether the proposed works are approved or not) and supervision;

(g)	the Tenant shall indemnify and continue to indemnify the Landlord from and against all Claims which the Landlord may suffer or incur in connection with or arising from the construction or installation of the works; and

(h)	all construction or installation works by the Tenant under this Lease or by the Tenant or Nutratec Pty Ltd ACN 102 473 781 under the Previous Lease shall remain the property of the Tenant, excluding the extra power supply, roof ventilation, security fencing and in ground drainage tank works installed pursuant to the Previous Lease.

9.2	Alterations required by statute

The Landlord’s consent under clause 9.1 shall not be unreasonably withheld where the alterations or additions to the Premises are required by Statute and where the Tenant observes and performs the conditions in clauses 9.1(a) to (h).

9.3	Abatement of Rent and suspension of covenant to repair

If the Premises are totally or partially destroyed or damaged by fire, storm, flood, lightning, earthquake, tempest, act of God, riots, civil commotion, impact by aircraft or act of war and without any default, negligence or wilful act or omission on the part of the Tenant whereby the Premises are rendered wholly or partially unfit for the occupation or use by the Tenant in the conduct of the Permitted Use, payment of the Base Rent or a proportionate part of Base Rent according to the nature and extent of the destruction or damage sustained and the covenant to repair so far as it has relation to any such destruction or damage shall be suspended until the Premises are restored to a proper condition.

9.4	Landlord may terminate or reinstate

If the Premises are:

(a)	totally destroyed or damaged, the Landlord may by written notice to the Tenant either terminate this Lease or elect to restore the Premises to a proper condition; or

(b)	partially destroyed or damaged, the Landlord shall promptly restore the Premises to a proper condition.

The Landlord shall not be obliged to restore or rebuild the Premises according to the former specification so long as the floor area of the Building is not substantially less than the floor area of the Building immediately prior to such destruction or damage and the Premises is fit for use by the Tenant in the same manner as immediately prior to such destruction or damage.

9.5	Tenant may terminate if no reinstatement

If the Premises are totally or partially destroyed or damaged by any of the causes referred to in clause 9.3 and without any default, negligence or wilful act or omission on the part of the Tenant whereby the Premises are rendered wholly unfit for the occupation or use by the Tenant in the conduct of the Permitted Use and the Landlord does not substantially complete the restoration of the Premises within a reasonable time from the date of such destruction or damage, the Tenant may at any time thereafter give to the

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Landlord two month’s written notice of its intention to terminate this Lease. If such restoration is not substantially completed within such two month period, the Tenant may at any time thereafter before such restoration has been substantially completed, terminate this Lease by written notice to the Landlord and by complying with clause 9.6. Upon such compliance this Lease shall be terminated.

9.6	Surrender on termination

(a)	Notwithstanding anything to the contrary under the Provisions any purported termination of this Lease by the Tenant under this part 9 or under clause 10.2 shall not be effective until the Tenant has delivered to the Landlord an executed surrender of this Lease in registrable form.

(b)	Upon the Landlord terminating this Lease under this part 9 or under clause 10.2 the Tenant shall upon receipt of the Landlord’s notice of termination deliver to the Landlord an executed surrender of this Lease in registrable form.

9.7	Arbitration of disputes

(a)	If any dispute arises as to the meaning, operation or effect of the Provisions of this part 9 or as to a party’s rights or liabilities under the Provisions of this part 9, before the Landlord or the Tenant institutes any proceedings against the other party the Landlord or the Tenant, as the case may be, shall give to the other party a written notice of:

(i)	the intention to institute such proceedings; and

(ii)	the claim against the other party with full and detailed particulars of the claim and the legal basis for the claim.

(b)	If a notice is given under clause 9.7(a) the Landlord and the Tenant shall endeavour to resolve the dispute within ten Business Days of such notice being given.

(c)	If the Landlord and the Tenant do not resolve the dispute within the period referred to in clause 9.7(b), the dispute shall be referred to arbitration under this clause 9.7.

(d)	The arbitration under this clause shall be effected by an arbitrator agreed upon by the Landlord and the Tenant or failing such agreement within five Business Days of the expiry of the period referred to in clause 9.7(b) by an independent arbitrator appointed on the application of the Landlord or the Tenant by the president or other principal officer for the time being of the Queensland Law Society Incorporated.

(e)	The decision of the arbitrator shall be conclusive and binding. Any such submission to arbitration shall be deemed to be a submission to arbitration within the meaning of the Commercial Arbitration Act 1990. Subject to that Act a reference to arbitration shall be a condition precedent to any action or other legal proceedings between the Landlord and the Tenant relating to such dispute. The arbitrator shall have power to award costs and either the Landlord or the Tenant may make such award an order of a court of competent jurisdiction.

(f)	Nothing contained in this clause shall prohibit the Landlord and the Tenant from agreeing that any dispute arising under the Provisions shall be submitted to arbitration.

10	Part 10 — Reservations

10.1	Right of entry

The Landlord and its servants, agents and contractors may enter upon the Premises with all necessary materials and machinery to:

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(a)	effect any alterations, maintenance or repairs which may be encumbent upon the Landlord by Statute or which the Landlord may reasonably wish to carry out for ensuring the safety or preservation of the Premises. The right of entry for this purpose may be exercised at any time upon the Landlord giving to the Tenant not less than seven days prior notice, such notice to include details of proposed works, and provided that such prior notice shall not be required in an emergency;

(b)	inspect, service, remove, repair, install, maintain, alter or add to the Appurtenances including, without limitation, the Air Conditioning Equipment, Fire Equipment, Elevators and any water, gas, electric, plumbing, communication and other services to the Premises. The right of entry for this purpose may be exercised at any time upon the Landlord giving to the Tenant not less than seven days prior notice, such notice to include details of proposed works, and provided that such prior notice shall not be required in an emergency; and

(c)	allow prospective purchasers of the Premises to view the Premises. The right of entry for this purpose may be exercised at all reasonable times upon the Landlord giving to the Tenant not less than seven days prior written notice.

The Landlord shall carry out such works, services and entries in such a manner so as to minimise as far as practicable any inconvenience or interruption to the conduct of the Permitted Use caused by such works or services. Any such works or services must be approved in advance by the tenant, with such approval not to be unreasonably withheld. The Landlord shall be responsible to the Tenant for any negligence or wilful act or omission of the Landlord’s agents and contractors in entering for such works and services.

At all times whilst on the Premises the Landlord and its servants, agents and contractors must be accompanied by a representative of the Tenant and comply with all reasonable operating procedures of the Tenant and all reasonable directions of the Tenant with regard to health and safety matters.

10.2	Resumptions

The Tenant shall have a right of termination of this Lease in the event of any resumption of any part of the Premises or any agreement between the Landlord and any relevant authority with respect to any public service, utility or facility within the Premises unless the resumption or agreement directly results in the Premises being wholly and permanently unfit for occupation or use by the Tenant for the Permitted Use. In that event the Tenant may terminate this Lease by written notice to the Landlord and by complying with clause 9.6. Upon such compliance this Lease shall be terminated.

10.3	Grant of easements

The Landlord shall not enter into any arrangements or agreements with any of the owners, tenants or occupiers of land adjacent to or in the vicinity of the Premises (in this clause Adjacent Land) or with any relevant authority for the purpose of providing public or private access to the Premises or the Adjacent Land or the support of structures erected or to be erected on the Land or the Adjacent Land or the provision of services to the Premises or the Adjacent Land.

11	Part 11 — Liabilities and indemnities

11.1	Release of Landlord

The Tenant shall occupy and use the Premises at the risk of the Tenant. The Landlord the Managing Agent and each of their respective servants and agents shall not be liable to the Tenant for any Claims suffered or incurred by the Tenant except where due to any deliberate or negligent act or omission by the Landlord, the Managing Agent or any of their respective servants or agents.

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11.2	Interruption of services

Without limitation to clause 11.1 the Landlord, the Managing Agent and each of their respective servants and agents shall not be liable to the Tenant for any Claims suffered or incurred by the Tenant as a result of any malfunction, failure to function or interruption of the Appurtenances or the water, gas, electricity, communication or other services to the Premises from any cause whatsoever except where such Claims are caused or contributed to by any negligence, nuisance, breach of statutory duty or wilful act or omission of the Landlord, the Managing Agent or any of their respective servants or agents.

11.3	Tenant to notify the Landlord

The Landlord shall be liable to the Tenant for any Claims suffered or incurred by the Tenant caused or contributed to by the breach of the Provisions on the Landlord’s part by the Landlord, the Managing Agent or any of their respective servants or agents and for which (as between the Landlord and the Tenant) the Landlord might be liable whether or not the Tenant has given to the Landlord written notice of such breach.

11.4	Indemnities

The Tenant indemnifies and shall continue to indemnify the Landlord against and in respect of all Claims suffered or incurred by the Landlord or for which the Landlord becomes liable whether during or after the Term caused or contributed to by:

(a)	the negligence or wilful act or omission of the Tenant;

(b)	the default of the Tenant under the Provisions.

12	Part 12 — Insurances

12.1	Tenant’s insurances

The Tenant shall effect at the Commencement Date and thereafter maintain:

(a)	a public liability insurance policy to cover legal liability to third parties in respect of the death of or injury to persons and damage to property sustained in or near the Premises bearing an endorsement whereby the indemnity under the insurance policy is extended to include such risks of an insurable nature for which the Tenant is obliged to indemnify the Landlord under clause 11.4; and

(b)	a plate and other glass insurance policy against damage covering all plate and other glass in the Premises.

12.2	Evidence of insurance

The Tenant shall deliver from time to time to the Landlord within 14 days of demand a copy of each insurance policy effected or required to be effected by the Tenant under the Provisions, the receipt for the last premium and a certificate of currency.

12.3	Tenant not to void insurance

The Tenant shall not bring or do any act, matter or thing upon or keep any matter or thing in the Premises which may:

(a)	increase the rate of any insurance premium in respect of the Premises or on any property in the Premises;

(b)	vitiate or render void or voidable any insurance in respect of the Premises;

(c)	conflict with any Statutes relating to fire or any insurance policy in respect of the Premises; or

(d)	in any way create any actual or potential fire hazard in or near the Premises,

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except as permitted in accordance with the Permitted Use.

12.4	Tenant’s insurance policies

All insurance policies effected or required to be effected by the Tenant under the Provisions:

(a)	shall be effected with an insurer as determined by the Tenant;

(b)	shall in relation to the public liability insurance policy under clause 12.1(a) be for an amount not less than the Public Liability Amount;

(c)	shall have no exclusions, endorsements or alterations without the Landlord’s prior consent; and

(d)	shall be effected in the names of the Landlord the Tenant and, if required from time to time by the Landlord, the Landlord’s mortgagee and any person having an interest in the Premises superior to that of the Landlord for their respective rights and interests.

12.5	Tenant’s insurance premiums

The Tenant shall pay to the insurer all premiums and charges payable in respect of any insurance policy effected by the Tenant under the Provisions on or before the due date for payment.

12.6	Landlord’s insurances

The Landlord shall effect and maintain building replacement and reinstatement insurance for the full replacement reinstatement value of the improvements on the Premises and such other insurance policies as the Landlord shall decide.

12.7	Landlord’s insurance policies

Any insurance policies effected by the Landlord:

(a)	shall be effected with such insurer;

(b)	shall be for such amounts, cover such risks and contain such conditions; and

(c)	shall be in such names,

as the Landlord shall reasonably decide, subject to the insurances providing sufficient cover for the replacement and reinstatement of the improvements on the Premises.

13	Part 13 — Assignment sub-letting and mortgages

13.1	Restriction on assignment and sub-letting

The Tenant shall not assign or transfer the Tenant’s estate or interest in this Lease (including part of such estate or interest) or sub-let or in any manner part with the possession of the Premises (including part of the Premises) without the Landlord’s prior consent. For the purpose of this Lease parting with possession includes, without limitation, permitting any licensee, franchisee or concessionaire to conduct business in the Premises. The Landlord’s consent shall not be unreasonably withheld if the following conditions are satisfied:

(a)	the Tenant gives to the Landlord not less than one month’s prior written notice of the Tenant’s desire to deal with the Lease or the Premises together with written details of the nature of and the parties to the proposed dealing;

(b)	the Tenant proves to the satisfaction of the Landlord that the Incoming Tenant is a respectable and financially responsible person and where the Permitted Use is a profession, trade, business or service industry is of proven ability to conduct such Permitted Use;

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(c)	the Tenant or the Incoming Tenant gives to the Landlord upon demand such further information, material and documents reasonably required by the Landlord in respect of the proposed dealing;

(d)	the Tenant pays to the Landlord the Landlord’s reasonable costs and expenses including the Landlord’s legal costs and disbursements in relation to the investigation of the Incoming Tenant and otherwise relating to the proposed dealing;

(e)	the Tenant pays to the Landlord all money payable by the Tenant up to the date of completion of such dealing and there is not at the time of giving the notice under clause 13.1(a) or thereafter prior to the date of completion of such dealing any unremedied breach of the Provisions on the Tenant’s part which has not been waived by the Landlord;

(f)	in the event of a sub-letting or other parting with possession the Tenant proves to the satisfaction of the Landlord, by valuation or valuations if so required by the Landlord, that the rent payable by the Incoming Tenant under that dealing is at a rate not less than the current market rental of the Premises. The Landlord may approve a sub-letting or other parting with possession at a rate less than the current market rental of the Premises if the Tenant delivers to the Landlord a written acknowledgement that the rate is less than the current market rental of the Premises. Such acknowledgement shall be on such terms as the Landlord’s solicitors may require;

(g)	in the event of an assignment or transfer, the Incoming Tenant by deed covenants with the Landlord to observe and perform the Provisions on the Tenant’s part. Such deed shall be prepared and, if necessary, stamped by the Landlord’s solicitors at the reasonable cost of the Tenant and shall be on such terms and with such parties as the Landlord’s solicitors may reasonably require. The deed may include, without limitation, a power of attorney by the Incoming Tenant in favour of the Landlord;

(h)	in the event of a sub-letting or other parting with possession the Incoming Tenant by deed covenants with the Landlord not to breach the Provisions on the Tenant’s part, to observe and perform such of the Provisions on the Tenant’s part as the Landlord may require and to observe and perform such additional obligations as the Landlord may require. Such deed shall be prepared and, if necessary, stamped by the Landlord’s solicitors at the reasonable cost of the Tenant and shall be on such terms and with such parties as the Landlord’s solicitors may reasonably require.

(i)	if the Incoming Tenant is a corporation other than a corporation whose shares are quoted by Australian Securities Exchange Limited a guarantee and indemnity is provided by any holding company (as defined under the Corporations Act) and the directors and shareholders of the Incoming Tenant and of any such holding company whereby the Landlord obtains the benefit of a guarantee and indemnity in respect of the due and punctual performance of:

(i)	the Provisions on the Tenant’s part;

(ii)	in the case of an assignment or transfer the covenants on the Incoming Tenant’s part contained in the deed under clause 13.1(g); and

(iii)	in the case of a sub-letting or other parting with possession the covenants on the Incoming Tenant’s part contained in the deed under clause 13.1(h).

Such guarantee and indemnity shall be prepared and, if necessary, stamped by the Landlord’s solicitors at the reasonable cost of the Tenant and shall be on such terms and with such parties as the Landlord’s solicitors may reasonably require; and

(j)

in the event of an assignment or transfer the Tenant and the guarantors under any guarantee and indemnity given in support of the obligations of the Tenant by deed covenant with the Landlord that the Tenant shall be released from the obligations of the Tenant under the Provisions and the guarantors shall be released from the obligations of the guarantors contained in such guarantee and

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indemnity for the balance of the Term, any holding over and any option for renewal which may be exercised.

13.2	Corporate ownership

For the purpose of this part 13 where the Tenant is a corporation other than a corporation whose shares are quoted by Australian Securities Exchange Limited an assignment shall occur if any person or persons not:

(a)	if the Lease was granted to the Tenant or if the Landlord has not consented to the assignment or transfer of this Lease to the Tenant then, as at the Commencement Date; or

(b)	if the Landlord has consented to the assignment or transfer of this Lease to the Tenant then, as at the date of completion of such assignment or transfer,

beneficially holding or controlling, or beneficially holding or controlling between them, more than 50% of the issued capital or voting rights of the Tenant subsequently beneficially hold or control, or beneficially hold or control between them, more than 50% of the issued capital or voting rights of the Tenant.

13.3	Trustee ownership

For the purpose of this part 13 where the Tenant is a trustee of a trust other than a trust whose units are quoted by Australian Securities Exchange Limited an assignment shall occur if any person or persons not:

(a)	if the Lease was granted to the Tenant or if the Landlord has not consented to the assignment or transfer of this Lease to the Tenant then, as at the Commencement Date; or

(b)	if the Landlord has consented to the assignment or transfer of this Lease to the Tenant then, as at the date of completion of such assignment or transfer,

beneficially holding or controlling, or beneficially holding or controlling between them, more than 50% of the issued units or voting rights of the trust of which the Tenant is trustee subsequently beneficially hold or control, or beneficially hold or control between them, more than 50% of the issued units or voting rights of the trust of which the Tenant is trustee.

13.4	Restriction on mortgaging lease

The Tenant shall not mortgage, charge or otherwise encumber the Tenant’s estate or interest in this Lease (including part of such estate or interest) without the Landlord’s prior consent, which shall not be unreasonably withheld.

13.5	Restriction on leasing or mortgaging fixtures

The Tenant shall not lease, hire or mortgage any fixtures or fittings within or to be brought upon the Premises without the Landlord’s prior consent. The Landlord’s consent shall not be unreasonably withheld if the Tenant’s financier is a financial institution first approved by the Landlord and signs the Landlord’s reasonable documentation in respect of leased hired or mortgaged fixtures or fittings.

14	Part 14 — Landlord’s title

14.1	Quiet enjoyment

The Tenant shall peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or by any person rightfully claiming through, under or in trust for the Landlord.

14.2	Landlord’s successors and assigns

If a person other than the Landlord becomes entitled either by operation of law or otherwise to receive the Base Rent and other money payable under the Provisions that person shall have the benefit of the

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Provisions on the Tenant’s part. Upon demand by the Landlord and at the reasonable cost of the Landlord the Tenant shall enter into a covenant with that other person in that regard upon such terms as the Landlord may reasonably require.

15	Part 15 — Tenant’s default

15.1	Definition of default

If:

(a)	the Base Rent is unpaid after the due date for payment and after 30 days of the making of demand;

(b)	any money payable by the Tenant to the Landlord upon demand is unpaid after 30 days of the making of demand;

(c)	any other money payable by the Tenant to the Landlord is unpaid after the due date for payment and after 30 days of the making of further demand;

(d)	the Tenant has not effected the repairs required by any notice given by the Landlord under the Provisions within the reasonable time specified in the notice;

(e)	the Tenant does not observe or perform any of the essential terms of this Lease on the Tenant’s part with a reasonable time of the Landlord making demand;

(f)	the Tenant does not observe or perform any of the other Provisions on the Tenant’s part and such failure continues for seven Business Days after the making of demand;

(g)	the Tenant being a corporation goes into liquidation or provisional liquidation or enters into an arrangement or composition with its creditors within the meaning of the Corporations Act;

(h)	the Tenant being a natural person commits an act of bankruptcy or enters into an arrangement, assignment or composition under the Bankruptcy Act 1966; or

(i)	the Tenant abandons or vacates the Premises;

the Tenant shall be in default.

15.2	Forfeiture of Lease

If the Tenant is and remains in default, the Landlord may without limitation to any other method of termination and after giving 14 days prior written notice where required by law or the Provisions:

(a)	re-enter into and take possession of the Premises and eject the Tenant and all other persons from the Premises and repossess and enjoy the Premises as of its first and former estate. Upon such re-entry this Lease shall be terminated;

(b)	by written notice to the Tenant terminate this Lease. Upon such notice being given this Lease shall be terminated; or

(c)

by written notice to the Tenant elect to convert the unexpired portion of the Term into a tenancy from month to month. Upon such notice being given this Lease shall be terminated. After such termination the Tenant shall hold the Premises from the Landlord as tenant from month to month. The Tenant shall pay a monthly rent equal to the Base Rent payable monthly at the date of giving such notice. The monthly tenancy shall otherwise be in accordance with the Provisions so far as they can be applied to a monthly tenancy including, without limitation, the provisions for variation of Base Rent but without the benefit of any option to renew. The monthly rent shall be paid monthly in advance. The monthly tenancy may be terminated by the Tenant by giving not less than three months prior written notice given at any time and taking effect at any time in accordance with such

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notice. The monthly tenancy may be terminated by the Landlord by giving not less than two months prior written notice given at any time and taking effect at any time in accordance with such notice.

The termination of the Lease shall not effect or limit the entitlement of the Landlord to recover damages.

15.3	Essential terms

The covenants in the following Provisions are essential terms of this Lease:

Provision		Heading

(a)	clause 4.1	Payment of Base Rent;

(b)	part 5	Electricity, Gas, Water and Other Charges;

(c)	clause 6.2	Electrical Overloading;

(d)	clause 6.4	Maintenance Contracts;

(e)	clause 7.1	Permitted Use;

(f)	clause 7.2	Compliance with Statutes;

(g)	clause 7.4	Offensive or Illegal Conduct;

(h)	clause 7.9	Structural Overloading;

(i)	clause 8.1	Condition of Premises;

(j)	clause 9.1	No Alteration Without Consent;

(k)	clause 12.1	Tenant’s Insurances;

(l)	clause 12.3	Tenant not to Void Insurance;

(m)	clause 13.1	Restriction on Assignment and Sub-Letting; and

(n)	clause 17.1	Bank Guarantee.

Without limitation to this clause, any further Provisions on the Tenant’s part, the performance of which the Landlord considered at the Commencement Date so essential or fundamental that the Landlord would not otherwise have entered into this Lease shall also be essential terms of this Lease. The Tenant’s failure to strictly perform or observe the essential terms of this Lease and the Landlord’s failure or delay to take any action in respect of such failure shall not constitute a waiver of the essentiality of the Tenant’s obligations under the essential terms.

15.4	Damages

The Tenant shall compensate the Landlord for any loss or damage suffered as a result of the breach or default of the Tenant under the Provisions. The Tenant’s obligation to compensate the Landlord is not in substitution for or derogation of any other right the Landlord may have.

15.5	Repudiation

If:

(a)	the Tenant defaults under an essential term of this Lease; or

(b)	the Landlord accepts the Tenant’s repudiation of this Lease,

the Tenant shall compensate the Landlord for any reasonable loss or damage suffered in respect of the Lease subject to the Landlord’s obligations to use its best endeavours to mitigate its loss or damages.

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15.6	Interest on overdue money

If the Tenant does not pay to the Landlord any money payable under the Provisions upon demand within 30 days of the making of demand or the Tenant shall pay to the Landlord interest on such money or on so much of such money as shall remain unpaid from the due date for payment until and including the date the money is paid and also upon any judgment which the Landlord may obtain against the Tenant from the due date for payment until and including the date the judgment is satisfied. The interest shall be calculated at the rate equal to the Westpac Indicator Lending Rate quoted from time to time plus 2% per annum.

The interest shall accrue on a daily basis, shall be paid on the first day of each month where an amount was payable in the preceding month or months and shall be capitalised on the first day of each month. If the Westpac Indicator Lending Rate is discontinued or ceases to be quoted then the rate of interest under clause 15. 6(d) shall be calculated as provided in that clause based upon such other indicator of bank interest rates as in the opinion of the Landlord has been substituted for such rate or in the absence of such substitution the current maximum overdraft rate for the time being applied by the Commonwealth Bank of Australia at its principal office in Brisbane, Queensland. A certificate as to a rate referred to in this clause given to the Landlord and signed by an officer of the relevant bank shall be final and binding on the Landlord and the Tenant.

15.7	Non-waiver

The Landlord’s failure to act in respect of any default or breach of the Tenant shall not be or be construed as a waiver of that default or breach. Any custom or practice which may develop between the Landlord and the Tenant in the administration of this Lease shall not be construed to waive or to lessen the right of the Landlord to require the strict performance or observance by the Tenant of the Provisions or to exercise any rights given to the Landlord in respect of any such default or breach. Any waiver by the Landlord must be in writing and if not in writing shall be of no effect.

15.8	Waiver not to constitute licence

The waiver by the Landlord of any default or breach of the Tenant shall not in any circumstances be construed or operate as a licence to the Tenant to repeat or continue any such default or breach. No such waiver shall be construed or operate as a waiver of any subsequent default or breach whether of the like nature or not.

15.9	Acceptance of money not waiver

The demand by the Landlord for, or the acceptance by the Landlord of, Base Rent or other money payable by the Tenant to the Landlord shall not constitute a waiver of any prior default or breach by the Tenant of any Provision, other than the Tenant’s failure to make the particular payment or payments so accepted.

15.10	Tender after termination

In the absence of any express election by the Landlord, any money tendered by the Tenant after the termination of this Lease may be accepted by the Landlord and if accepted, shall be applied firstly on account of any Base Rent and other money payable under the Provisions but unpaid at the date of termination and secondly on account of the Landlord’s costs of termination.

15.11	Landlord may rectify

If the Tenant does not pay any money as required under the Provisions to any person other than the Landlord or if the Tenant does not perform any obligation under the Provisions the Landlord may as the agent of the Tenant for such purpose, make such payment or perform such obligation and incur such costs as may be necessary to perform such obligation. The Landlord shall not be under any obligation to make such payment or perform such obligation. The Tenant shall pay to the Landlord within 15 Business Days demand, the full amount of any payments made and costs incurred by the Landlord under this clause.

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15.12	Removal of contents

Upon the termination of this Lease the Landlord may remove from the Premises any contents, including, without limitation, plant, equipment, stock-in-trade and other fixtures and fittings of the Tenant, and store the contents in a public warehouse or otherwise. The Landlord shall not by such action be guilty of conversion or trespass or become liable for any loss or damage occasioned to such contents. The Tenant shall bear all risks in respect of such removal and storage. The Tenant shall pay to the Landlord upon demand all reasonable costs in respect of such removal and storage.

16	Part 16 — Tenant’s property

16.1	Tenant to yield up

When this Lease is terminated (whether by effluxion of time or otherwise) the Tenant shall yield up the Premises in the order and condition required under clause 8.1.

16.2	Tenant’s right to remove property

If the Tenant is not in default under the Provisions the Tenant may during the last 20 Business Days of the Term remove from the Premises any property owned, hired or leased (other than from the Landlord) by the Tenant, provided that such removal can be effected without causing any substantial or structural damage to the Premises. The Tenant shall make good any damage caused to the Premises by such removal.

16.3	Tenant’s obligation to remove property

Upon demand by the Landlord the Tenant shall remove from the Premises within 20 Business Days from the later of:

(a)	termination of this Lease (whether by effluxion of time or otherwise); and

(b)	the making of demand,

such items of property owned, hired or leased (other than from the Landlord) by the Tenant as nominated by the Landlord. The Tenant shall make good any damage caused to the Premises by such removal. Within a reasonable time of demand by the Landlord, the Tenant shall reinstate any alterations made to the Premises by the Tenant or any previous tenant of the Premises so that the Premises are converted back to the original condition of the Premises as at the Commencement Date and prior to such alterations.

16.4	Landlord’s right to remove property

If the Tenant has not removed the property referred to in clauses 16.2 or 16.3 the Landlord may remove such property and make good any damage and reinstate any alterations. The Tenant shall pay to the Landlord within 21 days of demand, the reasonable costs to the Landlord of such removal, making good or reinstatement.

16.5	Abandoned fittings and goods

If any property referred to in clauses 16.2 or 16.3 owned by the Tenant, is not removed by the Tenant under clauses 16.2 or 16.3 the Tenant shall be deemed to have abandoned the Tenant’s interest and proprietary rights in such property and the Landlord, at the election of the Landlord as notified in writing to the Tenant, shall from the date specified in the Landlord’s notice of election be deemed to be the full legal and beneficial owner of such property free of all encumbrances, charges and other claims whatsoever. Until the Landlord elects under this clause the Landlord may deal with that property under clause 15.12.

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17	Part 17 — Performance security

17.1	Bank guarantee

The Tenant shall:

(a)	deliver to the Landlord on or before the earlier of:

(i)	the Tenant’s execution of this Lease; and

(ii)	the Commencement Date,

a Bank Guarantee for the Security Amount; and

(b)	where the Landlord makes demand under any Bank Guarantee held by the Landlord under this clause 17.2, deliver to the Landlord a further Bank Guarantee equal to the amount demanded or appropriated by the Landlord.

17.2	Security deposit

The Landlord may accept from the Tenant a sum of money in satisfaction, to the extent of the sum accepted, of the Tenant’s obligations to deliver any Bank Guarantee under clause 17.1. Subject to the Landlord’s rights under clause 17.3, the Landlord shall invest or cause to be invested any sum held by the Landlord under this clause in any form of investment nominated by the Landlord and permitted by law. If the Tenant exercises any option for renewal the Landlord may retain and invest any sum held by the Landlord under this clause.

17.3	Claim on performance security

The Landlord may, from time to time:

(a)	make demand under any Bank Guarantee held by the Landlord under clause 17.1;

(b)	appropriate any sum held by the Landlord under clause 17.2; or

(c)	exercise the Landlord’s rights under clause 17.3(a) and clause 17.3(b),

as compensation in respect of any breach of the Provisions on the Tenant’s part. The exercise of the Landlord’s rights under this clause is not in substitution for or derogation of any other rights the Landlord may have.

18	Part 18 — Option for renewal

18.1	Conditions of exercise of Option

If the Tenant desires a further lease of the Premises for the Option Term, clause 18.2 shall apply if:

(a)	the Tenant gives written notice of exercise of option to the Landlord during the Option Exercise Period;

(b)	this Lease has not been terminated or surrendered; and

(c)	there is not at the time of giving the notice under clause 18.1(a) or thereafter prior to the Expiry Date any unremedied breach of the Provisions on the Tenant’s part which has not been waived by the Landlord.

18.2	Grant of Option Term

Subject to clause 18.1 the Landlord shall grant to the Tenant and the Tenant shall accept from the Landlord a further lease of the Premises for the Option Term upon the same terms, with the necessary changes, as are contained in this Lease except for:

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(a)	this part 18 which shall be omitted; and

(b)	the Base Rent payable during the Option Term which shall be determined under the Provisions contained in part A.

18.3	Execution of Lease

If the lease for the Option Term is granted the parties shall promptly enter into a deed of renewal. Such lease or deed shall be prepared and registered by the Tenant’s solicitors at the cost of the Tenant. If the Base Rent for the Option Term has not been determined by the commencement date of the Option Term the Tenant shall pending such determination and the execution of the lease or deed be bound by the terms of the lease for the Option Term on the Tenant’s part. Subject to the Provisions contained in part A, if the Base Rent for the Option Term has not been determined by the commencement date of the Option Term then pending such determination the Tenant shall pay Base Rent at the rate payable as at the Expiry Date. Upon such determination the Landlord and the Tenant shall promptly make any necessary adjustment.

19	GST

19.1	Interpretation

In this clause 19:

(a)	words and expressions which are not defined in this Lease but which have a defined meaning in GST Law have the same meaning as in the GST Law; and

(b)	GST Law has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999.

19.2	Consideration GST exclusive

Unless otherwise expressly stated, all amounts or other sums payable or consideration to be provided under this Lease are exclusive of GST.

19.3	Payment of GST

If GST is payable by a supplier, or by the representative member for a GST group of which the supplier is a member, on any supply made under this Lease, the recipient will pay to the supplier an amount equal to the GST payable on the supply.

19.4	Timing of GST payment

The recipient will pay the amount referred to in clause 19.3 in addition to and at the same time that the consideration for the supply is to be provided under this Lease.

19.5	Tax invoice

The supplier must deliver a tax invoice or an adjustment note to the recipient before the supplier is entitled to payment of an amount under clause 19.3. The recipient can withhold payment of the amount until the supplier provides a tax invoice or an adjustment note, as appropriate.

19.6	Adjustment event

If an adjustment event arises in respect of a taxable supply made by a supplier under this Lease, the amount payable by the recipient under clause 19.3 will be recalculated to reflect the adjustment event and a payment will be made by the recipient to the supplier or by the supplier to the recipient as the case requires.

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19.7	Reimbursements

Where a party is required under this Lease to pay or reimburse an expense or outgoing of another party, the amount to be paid or reimbursed by the first party will be the sum of:

(a)	the amount of the expense or outgoing less any input tax credits in respect of the expense or outgoing to which the other party, or to which the representative member for a GST group of which the other party is a member, is entitled; and

(b)	if the payment or reimbursement is subject to GST, an amount equal to that GST.

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Schedule

Lease Details

Agreement	Not applicable

Base Rent	$72,000.00 per annum

Commencement Date	1 June 2007

Expiry Date	31 May 2012

Indexation Review Date	1 June 2008, 1 June 2009, 1 June 2010, 1 June 2011

If Option exercised:

1 June 2013, 1 June 2014, 1 June 2015, 1 June 2016

Landlord	Garrels Investments Pty Ltd

Market Review Area	Gold Coast

Market Review Date	1 June 2012

Minimum Increase Percentage	4%

Option Exercise Period	The period from 12 months before the Expiry Date to 3 months before the Expiry Date

Option Term	5 years

Permitted Use	For the extraction and maintenance of an active pharmaceutical ingredient (API) from a natural source raw material and the conversion of that API to the final pharmaceutical drug and all associated activities, including the analytical testing of the drug in a laboratory.

Premises Address	18 Olympic Circuit, Southport Qld 4215

Public Liability Amount	$10,000,000.00

Security Amount	$13,200.00

Tenant	Peplin Operations Pty Ltd

Term	Five years